Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                         For the Month of August 1998
                    Distribution Date of September 15, 1998
                           Servicer Certificate #17

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $278,655,438.98
Beginning Pool Factor                                           0.5713164

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,881,496.18
     Interest Collected                                     $2,321,983.17

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $726,522.20
Total Additional Deposits                                     $726,522.20

Repos / Chargeoffs                                            $991,940.48
Aggregate Number of Notes Charged Off                                 131

Total Available Funds                                      $13,834,133.39

Ending Pool Balance                                       $266,877,870.48
Ending Pool Factor                                              0.5471694

Servicing Fee                                                 $232,212.87

Repayment of Servicer Advances                                 $95,868.16

Reserve Account:
     Beginning Balance  (see Memo Item)                    $14,983,421.88
     Target Percentage                                               5.25%
     Target Balance                                        $14,011,088.20
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                     ($972,333.68)
     Ending Balance                                        $14,011,088.20

Current Weighted Average APR:                                      10.080%
Current Weighted Average Remaining Term (months):                   35.23

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days           $2,096,839.29     1,434
                                31 - 60 days            $521,591.90       397
                                60+  days               $227,264.56       131

     Total:                                           $2,845,695.75     1,468

     Balances:                  60+  days             $3,694,582.49       131

Memo Item - Reserve Account
     Prior Month                                     $14,629,410.55
+    Invest. Income                                      $71,627.68
+    Excess Serv.                                       $282,383.65
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $14,983,421.88

Exhibit 20.5
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of August 1998

                                                                           NOTES
                                                      (Money Market)
                                            TOTAL        CLASS A - 1        CLASS A - 2        CLASS A - 3       CLASS B NOTES
                                     $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                     0.00%            100.00%              0.00%             0.00%
     Coupon                                                      5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance               $278,655,438.98
Ending Pool Balance                  $266,877,870.48

Collected Principal                   $10,785,628.02
Collected Interest                     $2,321,983.17
Charge - Offs                            $991,940.48
Liquidation Proceeds/Recoveries          $726,522.20
Servicing                                $232,212.87
Cash Transfer from Reserve Account             $0.00
Total Collections Available
  for Debt Service                    $13,601,920.52

Beginning Balance                    $278,655,438.98              $0.00     $85,155,438.98    $176,000,000.00    $17,500,000.00

Interest Due                           $1,541,968.37              $0.00        $450,614.20        $990,000.00       $101,354.17
Interest Paid                          $1,541,968.37              $0.00        $450,614.20        $990,000.00       $101,354.17
Principal Due                         $11,777,568.50              $0.00     $11,777,568.50              $0.00             $0.00
Principal Paid                        $11,777,568.50              $0.00     $11,777,568.50              $0.00             $0.00

Ending Balance                       $266,877,870.48              $0.00     $73,377,870.48    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                   0.0000             0.3313             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                   $13,319,536.87              $0.00     $12,228,182.70        $990,000.00       $101,354.17

Interest Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                            $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                           $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                         $282,383.65
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance        $14,983,421.88
(Release) / Draw                        ($972,333.68)
Ending Reserve Acct Balance           $14,011,088.20

Exhibit 20.5
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of August 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  5                 4                  3                 2                 1
                               Apr-98            May-98             Jun-98            Jul-98            Aug-98
Beginning Pool Balance     $333,641,595.71   $319,191,363.71   $307,289,360.36   $292,787,563.78   $278,655,438.98

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $885,640.43       $578,731.40       $953,562.81       $443,388.53       $991,940.48
    Recoveries               $1,150,936.44       $446,856.23     $1,323,449.85       $747,914.14       $726,522.20

Total Charged Off (Months 5, 4, 3)             $2,417,934.64
Total Recoveries (Months 3, 2, 1)              $2,797,886.19
Net Loss / (Recoveries) for 3 Mos               ($379,951.55)(a)

Total Balance (Months 5, 4, 3)               $960,122,319.78 (b)

Loss Ratio Annualized  [(a/b) * (12)]                -0.4749%

Trigger:  Is Ratio > 1.5%                                 No
                                                                    Jun-98            Jul-98            Aug-98

B)   Delinquency Trigger:                                        $3,364,984.26     $3,154,300.72     $3,694,582.49
     Balance delinquency 60+ days                                     1.09505%          1.07733%          1.32586%
     As % of Beginning Pool Balance                                   1.05763%          1.07292%          1.16608%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.8726%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer